Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-211335 and 333-216200 on Form S-8 of our reports dated February 22, 2018, relating to the financial statements of Acacia Communications, Inc. and subsidiaries, and the effectiveness of Acacia Communication, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Acacia Communications, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

February 22, 2018